EXHIBIT 6.1

                      U. S. SMALL BUSINESS ADMINISTRATION

                                                                 SBA LOAN NUMBER
                                                                PLP-165-196-4010

                                      NOTE

                                                 Houston, Texas (City and State)

$1,200,000                                                       11/17/97 (Date)

     For value received, the undersigned promises to pay to the order of MetroBank, N.A. (Payee) at its office in the city of Houston, State of Texas or at holder's option, at such other place as may be designated from time to time by the holder One Million Two Hundred Thousand and No/100 dollars, (write out amount) with interest on unpaid principal computed from the date of each advance to the undersigned at the rate of ten and one-half percent (10.50%) per annum, payment to be made in installments as follows:

                           See attached Exhibit "A"

     If this note contains a fluctuating interest rate, the notice provision is not a pre-condition for fluctuation (which shall take place regardless of notice). Payment of any installment of principal or interest owing on this Note may be made prior to the maturity date thereof without penalty. Borrower shall provide lender with written notice of intent to prepay part or all of this loan at least three (3) weeks prior to the anticipated prepayment date. A prepayment is any payment made ahead of schedule that exceeds twenty (20) percent of then outstanding principal balance. If borrower makes a prepayment and fails to give at least three weeks advance notice of intent to prepay, then, notwithstanding any other provision to the contrary in this note or other document, borrower shall be required to pay lender three weeks interest on the unpaid principal as of the date preceding such prepayment.

SBA Form 147 (5-87) Previous editions obsolete                            Page 1
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     The term "Indebtedness" as used herein shall mean the indebtedness evidenced by this Note, including principal, interest, and expenses, whether contingent, now due or hereafter to become due and whether heretofore or contemporaneously herewith or hereafter contracted. The term "Collateral" as used in this Note shall mean any funds, guaranties, or other property or rights therein of any nature whatsoever or the proceeds thereof which may have been, are, or hereafter may be, hypothecated, directly or indirectly by the undersigned or others, in connection with, or as security for, the indebtedness or any part thereof. The Collateral, and each part thereof, shall secure the Indebtedness and each part thereof. The covenants and conditions set forth or referred to in any and all instruments of hypothecation constituting the Collateral are hereby incorporated in this Note as covenants and conditions of the undersigned with the same force and effect as though such covenants and conditions were fully set forth herein.

     The Indebtedness shall immediately become due and payable, without notice or demand, upon the appointment of a receiver or liquidator, whether voluntary or involuntary, for the undersigned or for any of its property, or upon the filing of a petition by or against the undersigned under the provisions of any State insolvency law or under the provisions of the Bankruptcy Reform Act of 1978, as amended, or upon the making by the undersigned of an assignment for the benefit of its creditors. Holder is authorized to declare all or any part of the Indebtedness immediately due and payable upon the happening of any of the following events: (1) Failure to pay any part of the Indebtedness when due; (2) nonperformance by the undersigned of any agreement with, or any condition imposed by, Holder or Small Business Administration (hereinafter called
"SBA"), with respect to the Indebtedness; (3) Holder's discovery of the undersigned's failure in any application of the undersigned to Holder or SBA to disclose any fact deemed by Holder to be material or of the making therein or in any of the said agreements, or in any affidavit or other documents submitted in connection with said application or the indebtedness, of any misrepresentation by, on behalf of, or for the benefit of the undersigned; (4) the reorganization (other than a reorganization pursuant to any of the provisions of the Bankruptcy Reform Act of 1978, as amended) or merger or consolidation of the undersigned (or the making of any agreement therefor) without the prior written consent of Holder; (5) the undersigned's failure duly to account, to Holder's satisfaction, at such time or times as Holder may require, for any of the Collateral, or proceeds thereof, coming into the control of the undersigned; or (6) the institution of any suit affecting the undersigned deemed by Holder to affect adversely its interest hereunder in the Collateral or otherwise. Holder's failure to exercise its rights under this paragraph shall not constitute a waiver thereof.

     Upon the nonpayment of the Indebtedness, or any part thereof, when due, whether by acceleration or otherwise, Holder is empowered to sell, assign, and deliver the whole or any part of the Collateral at public or private sale, without demand, advertisement or notice of the time or place of sale or of any adjournment thereof, which are hereby expressly waived. After deducting all expenses incidental to or arising from such sale or sales, Holder may apply the residue of the proceeds thereof to the payment of the Indebtedness, as it shall deem proper, returning the excess, if any, to the undersigned. The undersigned hereby waives all right of redemption or appraisement whether before or after sale.

     Holder is further empowered to collect or cause to be collected or otherwise to be converted into money all or any part of the Collateral, by suit or otherwise, and to surrender, compromise, release, renew, extend, exchange, or substitute any item of the Collateral in transactions with the undersigned or any third party, irrespective of any assignment thereof by the undersigned, and without prior notice to or consent of the undersigned or any assignee. Whenever any item of the Collateral shall not be paid when due, or otherwise shall be in default, whether or not the indebtedness, or any part thereof, has become due, Holder shall have the same rights and powers with respect to such item of the Collateral as are granted in this paragraph in case of nonpayment of the indebtedness, or any part thereof, when due. None of the rights, remedies, privileges, or powers of Holder expressly provided for herein shall be exclusive, but each of them shall be cumulative with and in addition to every other right, remedy, privilege, and power now or hereafter existing in favor of Holder, whether at law or equity, by statute or otherwise.

     The undersigned agrees to take all necessary steps to administer, supervise, preserve, and protect the Collateral; and regardless of any action taken by Holder, there shall be no duty upon Holder in this respect. The undersigned shall pay all expenses of any nature, whether incurred in or out of court, and whether incurred before or after this Note shall become due at its maturity date or otherwise, including but not limited to reasonable attorney's fees and costs, which Holder may deem necessary or proper in connection with the satisfaction of the Indebtedness or the administration, supervision, preservation, protection of (including, but not limited to, the maintenance of adequate insurance) or the realization upon the Collateral. Holder is authorized to pay at any time and from time to time any or all of such expenses, add the amount of such payment to the amount of the Indebtedness, and charge interest thereon at the rate specified herein with respect to the principal amount of this Note.

     The security rights of Holder and its assigns hereunder shall not be impaired by Holder's sale, hypothecation or rehypothecation of any note of the undersigned or any item of the Collateral, or by any indulgence, including but not limited to (a) any renewal, extension, or modification which Holder may grant with respect to the Indebtedness or any part thereof, or (b) any surrender, compromise release, renewal, extension, exchange, or substitution which Holder may grant in respect of the Collateral, or (c) any indulgence granted in respect of any endorser, guarantor, or surety. The purchaser, assignee, transferee, or pledgee of this Note, the Collateral, and guaranty, and any other document (or any of them), sold, assigned, transferred, pledged, or repledged, shall forthwith become vested with and entitled to exercise all the powers and rights given by this Note and all applications of the undersigned to Holder or SBA, as if said purchaser, assignee, transferee, or pledgee were originally named as Payee in this Note and in said application or applications.

SBA Form 147 (5-87)                                                       Page 2
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     This promissory note is given to secure      which SBA is making or in
which it is participating and, pursuant to Part 101 of the Rules and Regulations of SBA (13 C.F.R. 101.1(d)), this instrument is to be construed and (when SBA is the Holder or a party in interest) enforced in accordance with applicable Federal law.

                                            American Energy Services, Inc.

                                          By: /s/ PATRICK S. ELLIOTT
                                                  Patrick S. Elliott, President

     Note.--Corporate applicants must execute Note, in corporate name, by duly authorized officer, and seal must be affixed and duly attested: partnership applicants must execute Note in firm name, together with signature of a general partner.

SBA Form 147 (s-877) Previous editions obsolete                           Page 3

                              U.S. GOVERNMENT PRINTING OFFICE : 1993 O - 151-355

                                 EXHIBIT "A"

     Note payable TEN (10) years and THREE (3) months from date of note, with interest at the rate of TEN AND ONE-HALF (10.50%) percent per annum, first THREE
(3) installments of interest only payable monthly, beginning ONE (1) month from the date of the note and installments of $16,192.20 including principal and interest, payable monthly, beginning FOUR (4) months from the date of the note, and thereafter until paid in full; provided that all principal and interest shall become due and payable TEN (10) years and THREE (3) months from date of note and each payment, when received, shall be applied first to interest accrued to the date of receipt, and the balance, if any, to principal.

     Undersigned further agrees that, upon the expiration of the calendar quarter in which the date hereof falls, the rate of interest herein shall increase or decrease on the first business day of each calendar quarter to a percentage per annum equal to the interest rate to which the rate in this note is pegged (the minimum prime lending rate) at large U.S. money center commercial banks, as published in The Wall Street Journal plus TWO (2.0%) percentage points, and the change in the rate of interest herein shall be determined and become effective as of the first business day of each calendar quarter. Holder should give written notice to the undersigned of each increase or decrease in the interest rate within thirty days after the effective date of the change.

     Lender has the right to raise or lower the monthly payment to assure such payment will amortize the note within the bounds of the stated maturity.

     Notwithstanding the foregoing the interest rate on this Note shall never exceed the maximum rate permitted by the usury laws of Texas or any pre-empting federal law, if any, applicable to this kind of loan at the time of fluctuation in said interest rate.

     If the undersigned shall be in default in payment due to on the indebtedness herein, and the Small Business Administration (SBA) purchases its guaranteed portion of said indebtedness, the rate of interest on both the guaranteed and unguaranteed portion herein, shall become fixed at the rate in effect as of the initial date of default. If the undersigned shall not be in default in payment when SBA purchases its guaranteed portion, the rate of interest on both the guaranteed and unguaranteed portion herein shall be fixed at the rate in effect as of the date of purchase by SBA.

     If the guaranteed portion of this loan is sold in the secondary market, borrower shall provide Lender with written notice of intent to repay part or all of this loan at least three (3) weeks prior to the anticipated prepayment date. A prepayment is any payment made ahead of schedule that exceeds twenty (20%) percent of the then outstanding principal balance. If Borrower makes a prepayment and fails to give all least three (3) weeks advance notice of intent to prepay, then, notwithstanding any other provision to the contrary in this document, borrower shall be required to pay lender three (3) weeks interest on the unpaid principal as of the date of such prepayment.

     Undersigned hereby waive(s) presentment, demand, protest or notice of nonpayment and intent to accelerate this Note and/or demand for payment of past due installments as a condition precedent to acceleration.

                                                       /s/  S.S.E.
                                                        Initials

                            LOAN DOCUMENT CHECKLIST

XX    UN-TX................... UNIVERSAL NOTE.......................   (02/96)
XX    AG/CO-DT-TX............. REAL ESTATE DEED OF TRUST............   (12/94)
XX    SA/SA-E................. SECURITY AGREEMENT/EXTENSION.........   (08/91)
XX    ASMT-RENT-TX............ ABSOLUTE ASSIGNMENT OF LEASES AND
                                RENTS...............................   (01/95)
XX    LCA..................... LINE OF CREDIT AGREEMENT.............   (05/91)
XX    DA...................... DISBURSEMENT AUTHORIZATION...........   (08/85)
XX    API..................... AGREEMENT TO PROVIDE INSURANCE.......   (08/93)

     Items marked with "XX' have been completed by Loan Processor Plus.

                           BORROWER: AMERICAN ENERGY SERVICES, INC.
                            ADDRESS: 7224 LAWNDALE
                   CITY, STATE, ZIP: HOUSTON, TX 77539
                          OFFICER #: 52 (AMAL GUNERATNE)
                       FUNDING DATE: May 2, 1998